Need the following on the above deal to the extent not provided in the term sheet:

% of loan with silent seconds 52.51
CLTV of entire deal incl. silent seconds 90.76
CLTV of Silents     99.33
DTI of entire deal incl. silent seconds 41.68
Documentation type for all loans

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
DOCUMENTATION:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Stated Income Documentation	6,980	1,577,480,267.23	52.52
Full Documentation	7,251	1,309,452,176.70	43.59
Limited Documentation	507	116,866,709.56	3.89

Type of ARM collateral
			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
PRODUCT:	Mortgage Loans	the Cutoff Date	the Cutoff Date
2/28 LIBOR	5,066	881,241,190.24	29.34
2/28 LIBOR I/O	611	201,868,741.54	6.72
2/38 LIBOR	3,694	1,110,586,329.43	36.97
3/27 LIBOR	500	86,737,752.07	2.89
3/27 LIBOR I/O	67	20,119,616.58	0.67
3/37 LIBOR	705	178,330,199.68	5.94
5/25 LIBOR	701	134,820,990.77	4.49
5/25 LIBOR I/O	109	31,767,519.36	1.06
6 Month LIBOR	6	1,065,828.27	0.04

Breakout of IO loans types

			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
PRODUCT:	Mortgage Loans	the Cutoff Date	the Cutoff Date
2/28 LIBOR I/O	611	201,868,741.54	6.72
3/27 LIBOR I/O	67	20,119,616.58	0.67
5/25 LIBOR I/O	109	31,767,519.36	1.06

Originators if not in term sheet - Long Beach Mortgage
Reset dates of IOs and wtg avg reset rate for that date
Percent of IOs with silent seconds 69.59
CTLV of IO incl. silent seconds 92.83
FICO of IO 667
DTI of IO incl. silent seconds 42.22

Documentation Type breakout for IO
			% of Aggregate
		Principal Balance	Principal Balance
	Number of	Outstanding as of	Outstanding as of
DOCUMENTATION:	Mortgage Loans	the Cutoff Date	the Cutoff Date
Full Documentation	451	138,645,381.50	54.64
Stated Income Documentation	280	94,366,860.40	37.19
Limited Documentation	56	20,743,635.58	8.17

Explanation of how DTI is calculated for the inclusion of the following: silent seconds and IO (on aggregate amortizing amount of loan) NEED TO ASK LONG BEACH FOR THE EXPLANATION